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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, which includes an explanatory paragraph that describes an accounting change discussed in Note 2 to the financial statements, included and incorporated by reference in this Form 8-K, into Antigenics Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-50434, 333-40442 and 333-40440) and Registration Statement on Form S-3 (File No. 333-56948).



ARTHUR ANDERSEN LLP


July 23, 2001
Houston, Texas